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                                                                     EXHIBIT 4.5

                           THE MANITOWOC COMPANY, INC.
                                  $175,000,000
                   10 1/2% SENIOR SUBORDINATED NOTES DUE 2012

                                JOINDER AGREEMENT


                                                                  August 8, 2002


DEUTSCHE BANK SECURITIES INC.
31 West 52nd Street
New York, NY 10019

Ladies and Gentlemen:

          Reference is hereby made to that certain purchase agreement (the "PURCHASE AGREEMENT") dated as of August 2, 2002 among The Manitowoc Company, Inc., a Wisconsin corporation (the "COMPANY"), the guarantors named therein (the "GUARANTORS") and Deutsche Bank Securities Inc., Credit Suisse First Boston Corporation, Banc One Capital Markets, Inc., Fleet Securities, Inc., J.P. Morgan Securities Inc. and Lehman Brothers Inc. (the "INITIAL PURCHASERS"). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

          Each of the undersigned hereby acknowledges that it has received and reviewed a copy of the Purchase Agreement and all other documents it deems fit to enter into this Joinder Agreement (the "JOINDER AGREEMENT"), and acknowledges and agrees to (i) join and become a party to the Purchase Agreement for purposes of Section 10 thereof as indicated by its signature below; (ii) be bound by all covenants, agreements, representations, warranties and acknowledgments attributable to an indemnifying party in the Purchase Agreement as if made by, and with respect to, each signatory hereto; and (iii) perform all obligations and duties required of an indemnifying party pursuant to the Purchase Agreement.

          Each of the undersigned hereby represents and warrants to and agrees with the Initial Purchasers that it has all the requisite corporate power and authority to execute, deliver and perform its obligations under this Joinder Agreement and that when this Joinder Agreement is executed and delivered, it will constitute a valid and legally binding agreement enforceable against each of the undersigned in accordance with its terms.

          THE VALIDITY AND INTERPRETATION OF THIS JOINDER AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN.

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     IN WITNESS WHEREOF, each of the undersigned has caused this Joinder
Agreement to be duly executed and delivered by its proper and duly authorized officer as of the date set forth above.

                                        Very truly yours,

                                        GROVE INVESTORS, INC.


                                        By:
                                            -----------------------------------
                                            Name:  Maurice D. Jones
                                            Title: Vice President and Secretary

                                        GROVE HOLDINGS, INC.


                                        By:
                                            -----------------------------------
                                            Name:  Maurice D. Jones
                                            Title: Vice President and Secretary

                                        GROVE WORLDWIDE, INC.


                                        By:
                                            -----------------------------------
                                            Name:  Maurice D. Jones
                                            Title: Vice President and Secretary

                                        CRANE ACQUISITION CORP.


                                        By:
                                            -----------------------------------
                                            Name:  Maurice D. Jones
                                            Title: Vice President and Secretary

                                        CRANE HOLDING INC.


                                        By:
                                            -----------------------------------
                                            Name:  Maurice D. Jones
                                            Title: Vice President and Secretary

                                        GROVE U.S. LLC


                                        By: GROVE WORLDWIDE, INC.
                                            as sole member and manager

                                        By:
                                            -----------------------------------
                                            Name:  Maurice D. Jones
                                            Title: Vice President and Secretary

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The foregoing Joinder Agreement is hereby
confirmed and accepted as of the date first above written.


DEUTSCHE BANK SECURITIES INC.
CREDIT SUISSE FIRST BOSTON CORPORATION
BANC ONE CAPITAL MARKETS, INC.
FLEET SECURITIES, INC.
J.P. MORGAN SECURITIES INC.
LEHMAN BROTHERS INC.


DEUTSCHE BANK SECURITIES INC.


By:
    -------------------------------
    Name:
    Title:


By:
    -------------------------------
    Name:
    Title:

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